SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) December 17, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-9067	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000	72-0752777

Item 1.01. Entry into a Material Definitive Agreement.

System Energy Resources, Inc.

            On December 17, 2004, System Energy Resources, Inc. ("SERI") entered into a Second Amendment and Consent, dated as of December 17, 2004, by and among SERI, and Union Bank of California, N.A., JPMorgan Chase Bank (as successor to Bank One, NA (Main Office-Chicago)), KeyBank National Association, BNP Paribas, Mizuho Corporate Bank, Ltd., Wachovia Bank, National Association, The Bank of Nova Scotia, UFJ Bank Limited, New York Branch, and Bank Hapoalim B.M. (the "Second Amendment and Consent").

            In the Second Amendment and Consent, SERI extended the expiration date from May 2007 to May 2009 and revised the pricing terms of letters of credit to be issued under the Letter of Credit and Reimbursement Agreement, dated as of December 22, 2003, among SERI, Union Bank of California, N.A., as funding bank and administrating bank, KeyBank National Association, as syndication agent, BNP Paribas and Wachovia Bank, National Association, as co-documentation agents, and the banks named therein and from time to time parties thereto.

            A copy of the Second Amendment and Consent is attached hereto as Exhibit 99.

Item 9.01.         Financial Statements, Pro Forma Financial Statements and Exhibits

            (c) Exhibits.

Exhibit No.	Description
99	Second Amendment and Consent, dated December 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System Energy Resources, Inc.

By: /s/Steven C. McNeal
         Steven C. McNeal
         Vice President and
         Treasurer

Dated: December 22, 2004